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EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-53176, 333-82543 and 333-68798 of Persistence Software, Inc. on Form S-8 of our reports dated January 22, 2001 (February 28, 2002 as to Note 5 and March 20, 2002 as to the table in Note 12) appearing in this Annual Report on Form 10-K of Persistence Software, Inc. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP

San Jose, California
April 1, 2002